ANNEX 2

INTERCREDITOR AGREEMENT	EHLERMANN
RINDFLEISCH
GADOW
12 A.H.T.S. Vessels	RECHTSANWÄLTE
built by Fincantieri Cantieri Navali S.p.A.	PARTNERSCHAFT

BALLINDAMM 26, 20095 HAMBURG
TELEFON +49 40 37 48 14 – 0
TELEFAX -49 40 37 48 14 – 30
INTERNET WWW.ERG-LEGAL.COM

between

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Hannover, Germany

and

HARTMANN ASIA HOLDING PTE LTD
Singapore

and

ATL Offshore GmbH & Co. “ISLE OF USEDOM” KG
Leer, Germany

HSA Loan Intercreditor Agreement

This INTERCREDITOR AGREEMENT is made the___ day of ____________, 2010 between

(1)
NORDDEUTSCHE LANDESBANK GIROZENTRALE, a banking institution organized and existing under the laws of the Federal Republic of Germany, having its registered office at Friedrichswall 10, 30159 Hannover, Germany, (the “Senior Lender’), and

(2)
HARTMANN ASIA HOLDONG PTE LTD, a company organised and existing under the laws of Singapore, having its registered address at 1 North Bridge Road, High Street Centre #06 - 18/19/20/21, Singapore 179094 (the “Junior Lender’), and

(3)
ATL OFFSHORE GMBH & CO. “ISLE OF USEDOM” KG, a limited partnership organised and existing under the laws of the Federal Republic of Germany, and each having its registered address at Neue Straße 24, 26789 Leer, Germany (the “Borrower”).

WHEREAS

I.
Pursuant to the terms of a loan agreement dated 19’“ December, 2008 (as from time to time amended, varied or supplemented the “Senior Loan Agreement”) made between the Senior Lender as lender and as agent for the lenders stipulated therein and the Borrowers and certain further limited partnerships as borrowers as more closely specified in the Senior Loan Agreement, the Senior Lender agreed to grant - inter alia - (A) a post-delivery loan of up to the lesser of (i) Euros four hundred twenty million five hundred seventy thousand (EUR 420,570,000.00) or (ii) seventy five (75) percent of the Investment Costs (as defined in the Senior Loan Agreement), or any balance thereof outstanding from time to time and (B) a post-delivery revolving credit facility of up to Euros eighty one million one hundred fourteen thousand (EUR 81,114,000.00), to, inter alia, the Borrowers for the purpose of - inter alia - assisting the Borrowers in financing the acquisition cost of certain A.H.T.S. newbuildings as more closely specified in Annex 1 attached hereto (collectively the “Vessels” and any of them a “Vessel”); and

II.	Pursuant to the terms and conditions of the Senior Loan Agreement the Senior Liabilities (as defined below) were made available on the security - inter alia - of:

A.	a first ranking hypothec over the relevant Vessels in favour of the Senior Lender executed by the relevant Borrower (the “First Hypothecs”), and

B.
first priority assignments of the insurances and the earnings of each of the Vessels and of the refund guarantees and the building contracts relating to each of the Vessels and of payment guarantees by Reederei Hartmann GmbH & Co. KG of Leer, Germany (together the “Assignments”) made between the relevant Borrower and the Senior Lender; and

C.	pledges of earnings accounts (the “Pledges”) made between the Borrower and the Senior Lender

(the First Hypothecs, the Assignments, and the Pledges are hereinafter together referred to as the “Senior Security”); and

III.
The Borrower has requested the Senior Lender to consent to the execution of loan agreements (the “Junior Loan Agreements” as further defined below) between the Junior Lender as lender and the Borrowers as borrower each for a loan of up to EUR 18,000,000.00 (EUR eighteen million) or the equivalent in USD; and

IV.	Pursuant to the terms and conditions of the Junior Loan Agreements the Junior Liabilities (as further defined below) are to be incurred without any security.

V.	The Senior Lender agrees to the execution of the Junior Loan Agreements on the terms and subject to the conditions hereinafter contained.

HSA Loan Intercreditor Agreement

NOW THEREFORE IT IS HEREBY AGREED in consideration of the premises as follows:

1.	DEFINITIONS

The terms used in this Agreement shall be defined as follows:

Banking Day	A day on which dealings in Euros are carried out in the relevant Interbank Market and on which banks are open for business in Frankfurt, Hannover, London, Milan and New York

Creditors	The Senior Lender and the Junior Lender

Debt Documents	This Agreement, the Senior Loan Agreement, the Junior Loan Agreements and the Security Documents

Enforcement Action	(a) In respect of any Liabilities

(i) the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable

(ii) the suing for, commencing or joining of any legal or arbitration proceedings against any member of the Group to recover any Liabilities;

(iii) the exercise of any right of set off, account combination or payment netting against any Borrower in respect of any Liabilities

(b) the taking of any steps to enforce or require the enforcement of any Security Documents

(c)   the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any member of the Group which owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of such member of the Group’s assets or any suspension of payments or moratorium of any indebtedness of any such member of the Group, or any analogous procedure or step in any jurisdiction,

Group	Collectively the Borrower and HARTMANN ASIA HOLDONG PTE LTD, Singapore, and Reederei Hartmann GmbH & Co. KG

Junior Default	An event of default under any of the Junior Loan Agreements

Junior Liabilities	The Liabilities owed by the Borrowers to the Junior Lender under or in connection with the Junior Loan Agreements

Junior Loan	An amount of up to Euro 18,000,000.00 (EUR eighteen million) or the equivalent in USD made or to be made available under each of the Junior Loan Agreements by way of intercompany loans

Junior Loan Agreements	The junior loan agreements dated ____________, 2010 and made between each of the Borrowers and the Junior Lender in the form attached hereto as Annex 2

HSA Loan Intercreditor Agreement

Liabilities
All present and future liabilities and obligations at any time of any Borrower to any Creditor under any of the Debt Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a) any refinancing, novation, deferral or extension;

(b)   any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c) any claim for damages or restitution; and

(d) any claim as a result of any recovery by any debtor of a Payment an the grounds of preference or otherwise,

and any amounts which would be included in any of the above but for any discharge, non provability, unenforceability or non allowance of those amounts in any insolvency or other proceedings.

Payments
In respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations)

Permitted Payment	The Payments permitted by Clause 3.1 and by Clause 4.2

Security	A mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect

Security Documents	(a) each of the documents constituting the Senior Security;

(b)   any other document entered into at any time by any of the Borrowers or other member of the Group creating any guarantee, indemnity, security or other assurance against financial loss in favour of any of the Creditors as security for any of the Liabilities; and

(c) any security granted under any covenant for further assurance in any of the documents set out in paragraphs (a) and (b) above.

Senior Discharge Date
The date on which all Senior Lenders Liabilities have been fully and finally discharged to the satisfaction of the Senior Lender, whether or not as the result of an enforcement, and the Senior Lender is under no further obligation to provide financial accommodation to any of the Borrowers under the Senior Loan Agreement

Senior Lenders Liabilities	The Liabilities owed by the Borrowers to the Senior Lender under or in connection with the Senior Loan Agreement

2.	RANKING AND PRIORITY

2.1	Creditors’ Liabilities

Each of the parties agrees that the Liabilities owed by the Borrowers to the Creditors shall rank in right and priority of payment in the following order as follows:

•	first, the Senior Lenders Liabilities and

•	second, the Junior Liabilities.

HSA Loan Intercreditor Agreement

3.	SENIOR LENDER AND SENIOR LENDER LIABILITIES

3.1	Payment of Senior Lender Liabilities

The Borrowers may make payments in fulfilment of the Senior Lender Liabilities at any time in accordance with the Senior Loan Agreement.

3.2	Amendments and Waivers: Senior Lenders

The Senior Lender may amend or waive the terms of the Senior Loan Agreement and the Security Documents at any time.

4.	JUNIOR LENDERS AND JUNIOR LIABILITIES

4.1	Restriction on Payment

The Borrowers shall not and shall procure that no other member of the Group will, make any Payments of the Junior Liabilities at any time unless that Payment is permitted under Clause 4.2.

4.2	Permitted Payments

The Borrowers may:

(a)
prior to the Senior Discharge Date, make Payments to the Junior Lender in respect of the Junior Liabilities then due in accordance with the Junior Loan Agreements only if the Senior Lender has given its prior written consent to that Payment.

(b)	on or after the Senior Discharge Date, make Payments to the Junior Lenders in respect of the Junior Liabilities in accordance with the Junior Loan Agreements.

4.3	Amendments and Waivers

(a)	Subject to paragraph (b) below, the Junior Lenders may amend or waive the terms of the Junior Loan Agreements in accordance with their terms at any time.

(b)
Prior to the Senior Discharge Date, the Junior Lenders may not without the Senior Lender’s prior written consent amend or waive the terms of the Junior Loan Agreements if the amendment or waiver is, in relation to the original form of or the contents of the terms and conditions of the Junior Loan Agreements:

(i)	an increase of the principal amount of the Junior Loans or any of them;

(ii)	an amendment to, or waiver of, the amount, currency, dates or terms of repayment or prepayment (mandatory or otherwise) of the Junior Loans;

(iii)	any other amendment or waiver the effect of which is to make any Borrower liable to make additional or increased Payments; or

(iv)	an amendment or waiver:

(A)	which would result in any Borrower being subject to more onerous obligations under the representations, undertakings, financial covenants or events of default; and

HSA Loan Intercreditor Agreement

(B)	which has not been made to, or given in respect of, the Senior Loan Agreement.

4.4	Security

At any time prior to the Senior Discharge Date, the Junior Lenders may not take, accept or receive from any Borrower or any member of the Group the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Junior Liabilities.

4.5	Restriction on Enforcement

Subject to Clause 4.6, no Junior Lender shall be entitled to take any Enforcement Action in respect of any of the Junior Liabilities prior to the Senior Discharge Date.

4.6	Permitted Enforcement

Prior to the Senior Discharge Date, the Junior Lender may take Enforcement Action available to it in respect of any of the Junior Liabilities only if the Senior Lender has given its prior written consent.

4.7	No Set-Off

Prior to the Senior Discharge Date neither the Borrowers nor the Junior Lender may, without the Senior Lender’s prior written consent, discharge any Junior Liabilities by way of set-off.

5.	CHANGE OF SENIOR LENDER OR JUNIOR LENDER

5.1	Transfer by Senior Lender

A Senior Lender may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities if any assignee or transferee has (if not already party to this Agreement as a Senior Lender) acceded to this Agreement, as a Senior Lender.

5.2	Transfer by Junior Lender

A Junior Lender may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities (i) if any assignee or transferee has (if not already party to this Agreement as a Junior Lender) acceded to this Agreement, as a Junior Lender, and (ii) only with the prior written consent of the Senior Lender.

6.	NOTIFICATION OF PRESCRIBED EVENTS

If a Junior Default either occurs or ceases to be continuing the Borrowers and/or the Junior Lender shall, upon becoming aware of that occurrence or cessation, notify the Senior Lender thereof in writing.

7.	APPLICABLE LAW, JURISDICTION

The terms and conditions set out in this Agreement shall unless otherwise specifically provided be governed by and construed in accordance with the laws of the Federal Republic of Germany and the Junior Lender and the Borrowers submit to the jurisdiction of the courts in Hannover, Federal Republic of Germany.

Nothing in this Clause shall affect the right of the Senior Lender to serve process in any manner permitted by law or limit the right of the Lenders to proceed against the Junior Lender and/or Borrowers or any of them in any other jurisdiction.

HSA Loan Intercreditor Agreement

The Junior Lender agrees that any writ, notice of judgment or other legal process or document in connection with such proceeding may be served upon Reederei Hartmann GmbH & Co. KG, at Königstraße 23, 26789 Leer, Germany.

8.	INVALIDITY

In the event that this Agreement or any provision hereof or any of the documents or instruments which may from time to time be delivered hereunder or any provision thereof shall be deemed invalid by present or future law of any nation or by decision of any court this shall not affect the validity of this Agreement, such documents and instruments as a whole and in such case the parties hereto shall execute and deliver such other and further agreements and/or documents and/or instruments and such things as the Senior Lender in its reasonable discretion, may deem to be necessary to carry out the original intent of the parties to this Agreement.

9.	NOTICES AND TIME

9.1	Addresses

Any notice or other communication to be given pursuant hereto shall be by letter or registered letter or telefax and addressed

- if to the Borrower. to

ATL Offshore GmbH & Co. “ISLE OF USEDOM” KG
c/o HARTMANN OFFSHORE GMBH & CO. KG
Neue Straße 24
26789 Leer
Germany
Fax:        +49-491-9995020

- if to the Senior Lender, to:

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Shipping and Aircraft Finance Department
Friedrichswall 10
30159 Hannover
Federal Republic of Germany
Fax:        +49-511-3614785,

- if to the Junior Lender, to

HARTMANN ASIA HOLDING PTE LTD
1 North Bridge Road
High Street Centre #06 - 18/19/20121
Singapore 179094
Fax:        _______________

or to such other address as either party may notify to the other in writing.

9.2	Form of Communicating

Communications sent by telefax shall be effective when sent and if sent by letter shall be effective on receipt.  Any communication by telefax from a party to the relevant other party/ies shall be confirmed by letter if so requested by the relevant party and the relevant party may (in its absolute discretion) refuse to act on any such communication pending receipt of such letter.

HSA Loan Intercreditor Agreement

9.3	Receipt

A notice or other communication received an a day which is not a Banking Day or after business hours in the place of receipt on a Banking Day shall be deemed to be served on the next following Banking Day in such place.

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HSA Loan Intercreditor Agreement
In witness whereof this Agreement has been executed by the parties hereto the day and year first before written.

The Senior Lender:	)
)
SIGNED by:	)
and	)
)
for and on behalf of	)
NORDDEUTSCHE LANDESBANK	)
GIROZENTRALE	)	/s/

The Junior Lender:	)
)
SIGNED by:	)
and	)
)
for and on behalf of	)
HARTMANN ASIA HOLDING PTE LTD	)	/s/

The Borrowers:	)
)
SIGNED by:	)
and	)
)
for and on behalf of	)
ATL OFFSHORE GMBH & CO. “ISLE	)
OF USEDOM” KG	)	/s/

HSA Loan Intercreditor Agreement

Annex 1

List of Vessels

HSA Loan Intercreditor Agreement

Annex 2

Form of Junior Loan Agreements